Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Level 3 Communications, Inc. on Form S-3 (File Nos. 333-71713 and 333-68887) and Form S-8 (File Nos. 333-42465, 333-68447, 333-8691 and
333-52697) of our report dated March 30, 1998, on our audits of the consolidated financial statements of Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) as of December 27, 1997 and for each of the two years in the period ended December 27, 1997 which report is included in this Annual Report on Form 10-K.



                                                 PricewaterhouseCoopers LLP


Omaha, Nebraska

March 31, 1999